Exhibit 99.1

Roche Completes Acquisition of Telavant from Roivant, Including Rights to Novel TL1A Directed Antibody (RVT-3101) for the Treatment of Inflammatory Bowel Disease

BASEL, Switzerland and LONDON and NEW YORK, December 14, 2023 (GLOBE NEWSWIRE) -- Roivant (Nasdaq: ROIV) announced today the completion of the previously announced acquisition by Roche (SIX: RO, ROG; OTCQX: RHHBY) of Telavant, for an upfront payment of approximately $7.1 billion. Telavant holds the rights in the US and Japan to RVT-3101, a promising new therapy in development for people suffering from inflammatory bowel disease, including ulcerative colitis and Crohn’s disease. Prior to the closing of the transaction, Roivant owned 75% of the issued and outstanding shares of common stock and preferred stock of Telavant, on an as-converted basis. An additional payment of $150 million in cash is payable upon the completion of a near-term milestone.

“We are pleased to announce the timely completion of the Telavant acquisition, and I am deeply grateful to everyone at Roivant and Telavant who worked tirelessly to develop RVT-3101, prepare for Phase 3, and execute this transaction. We look forward to seeing Roche continue the rapid development of RVT-3101 across multiple indications and ultimately transform the lives of patients with inflammatory and fibrotic diseases,” said Mayukh Sukhatme, M.D., President and Chief Investment Officer at Roivant. “This transaction enables us to continue doing what we do best, at even greater scale: work creatively side by side with our partners on programs that could generate significant impact for patients in areas of high unmet need.”

Additional information on the transaction can be found in the transaction announcement.

Freshfields Bruckhaus Deringer LLP acted as legal counsel to Roivant.

About Roivant
Roivant (Nasdaq: ROIV) is a commercial-stage biopharmaceutical company that aims to improve the lives of patients by accelerating the development and commercialization of medicines that matter. Today, Roivant’s pipeline includes VTAMA®, a novel topical approved for the treatment of psoriasis and in development for the treatment of atopic dermatitis; batoclimab and IMVT-1402, fully human monoclonal antibodies targeting the neonatal Fc receptor (“FcRn”) in development across several IgG-mediated autoimmune indications; brepocitinib, a novel TYK2/JAK1 inhibitor in late stage development for dermatomyositis and other autoimmune conditions, in addition to other clinical stage molecules. We advance our pipeline by creating nimble subsidiaries or “Vants” to develop and commercialize our medicines and technologies. Beyond therapeutics, Roivant also incubates discovery-stage companies and health technology startups complementary to its biopharmaceutical business. For more information, visit www.roivant.com.

Roivant Forward-Looking Statements
This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are usually identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of such words or similar expressions. The words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act.

Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and statements that are not historical facts, including statements about the clinical and therapeutic potential of our products and product candidates, the availability and success of topline results from our ongoing clinical trials and any commercial potential of our products and product candidates. In addition, any statements that refer to projections, forecasts or other characterizations of future events, results or circumstances, including any underlying assumptions, are forward-looking statements. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including (i) the possibility that the transaction may involve unexpected costs or liabilities, (ii) the risk that disruptions from the transaction will harm relationships with employees, customers and suppliers and other business partners or (iii) the risk that the achievement of the specified milestone described in the definitive agreement for the transaction may take longer to achieve than expected or may never be achieved and the resulting contingent milestone payment may never be realized.

Although we believe that our plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, those risks set forth in the Risk Factors section of our filings with the U.S. Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of our management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Roivant Investor Relations
ir@roivant.com

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Stephanie Lee
Roivant Sciences
stephanie.lee@roivant.com